                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                           AMX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

July 30, 1999

To Our Shareholders:

    We are pleased to invite you to attend AMX Corporation's 1999 Annual Meeting, which will be held at the offices of Munsch Hardt Kopf & Harr, P.C., 1445 Ross Ave., 38th Floor, Dallas, Texas at 10:00 a.m. on September 3, 1999.

    The matters to be acted on at the meeting are described in the Proxy Statement. We hope that you will be able to attend the meeting. However, whether or not you attend, it is important that you vote. Please mark, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

    The Board of Directors and the management team look forward to seeing you at the meeting.

                                         Sincerely,
                                          JOHN F. MCHALE
                                          CHAIRMAN OF THE BOARD

                                AMX CORPORATION
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               SEPTEMBER 3, 1999
                             ---------------------

To the Shareholders of AMX Corporation:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of AMX Corporation, a Texas corporation (the "Company"), will be held on September 3, 1999, at the offices of Munsch Hardt Kopf & Harr, P.C., 1445 Ross Ave., 38th Floor, Dallas, Texas at 10:00 a.m. for the following purposes:

    1. To elect directors to serve for the following year and until their successors are duly elected and qualified; and

    2. To amend the Articles of Incorporation of the Company to change the name of the Company from "AMX Corporation" to "Panja Inc.;" and

    3. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Shareholders of record at the close of business on July 28, 1999 are entitled to notice of and to vote at the meeting. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company's offices at 11995 Forestgate, Dallas, Texas 75243 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

    Please advise the Company's Transfer Agent, ChaseMellon Shareholder Services L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey, 07660 of any change in your address.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                         By Order of the Board of Directors
                                          DAVID E. CHISUM
                                          SECRETARY

Dallas, Texas
July 30, 1999

                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               SEPTEMBER 3, 1999

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of AMX Corporation (the "Company" or "AMX") for the Annual Meeting of Shareholders (the "Meeting" or the "Annual Meeting") to be held on September 3, 1999, at 10:00 a.m. at the offices of Munsch Hardt Kopf & Harr, P.C., 1445 Ross Ave., 38th Floor, Dallas, Texas, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

    This proxy statement and the enclosed proxy card are being sent beginning approximately July 30, 1999, to all shareholders entitled to vote at the meeting. The Company's annual report for the fiscal year ended March 31, 1999 is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

RECORD DATE; OUTSTANDING SHARES

    Only shareholders of record at the close of business on July 28, 1999 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of June 30, 1999 consisted of 8,486,553 shares of common stock, par value $.01 per share (the "Common Stock"). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors--Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

    The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

    Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. With respect to the election of directors, the director nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. The proposal to amend the Articles of Incorporation of the Company to change the name of the Company from "AMX Corporation" to "Panja Inc." will require the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date. The affirmative vote of the holders of a majority of the Company's Common Stock entitled to vote and represented in person or by proxy at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP as the Company's independent auditors.

    The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or by telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company, addressed to David E. Chisum, Secretary, AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243, no later than April 3, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A (including Rule 14a-8) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2000 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than June 15, 2000 (assuming that the Company's 2000 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 1999 Annual Meeting was held), and the shareholder satisfies the other requirements of Rule 14a-4(c).

    With respect to business to be brought before the Annual Meeting to be held on September 3, 1999, the Company did not receive any notices from shareholders that the Company was required to include in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    The Board of Directors currently consists of seven directors. Six directors are to be elected at the meeting (Thomas S. Roberts, who is currently a director of the Company, has declined to stand for re-election to the Board of Directors at the 1999 Annual Meeting; however, the Board will continue to consist of seven directors, and the Company expects to fill such vacancy after the Annual Meeting). Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law. After the 1999 Annual Meeting, there will be a vacancy on the Board. The Company has not, as of the date of this Proxy Statement, identified a candidate to fill such vacancy. However, the Company intends to continue searching for suitable candidates and expects to fill such vacancy prior to its 2000 Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The proxies will not be voted for more than six nominees.

    The Board of Directors recommends that shareholders vote FOR the nominees listed below.

    The names and certain information about the nominees for directors are set forth below:

                                                                                                               DIRECTOR
NAME OF NOMINEE                 AGE                        POSITIONS/PRINCIPAL OCCUPATION                        SINCE
--------------------------     -----     ------------------------------------------------------------------  -------------
John F. McHale............          43   Chairman of the Board, Director of Engineering, Cisco Systems              1997
Scott D. Miller...........          46   Director                                                                   1982
Joe Hardt.................          44   Chief Executive Officer, President and Director                            1995
Peter D. York.............          56   Vice Chairman of the Board and Director                                    1995
Harvey B. Cash(1).........          60   General Partner in Venture Capital Fund                                    1995
J. Otis Winters(1)(2).....          66   Chairman of Pate, Winters & Stone, Inc.                                    1997

------------------------

(1) Current member of the Compensation Committee.

(2) Current member of the Audit Committee (Thomas S. Roberts, the other current member of the Audit Committee, has declined to stand for re-election at the Annual Meeting).

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

NOMINEES

    JOHN F. MCHALE has served as a director of the Company since October 22, 1997 and was elected on January 15, 1999, and is now serving as Chairman of the Board. Mr. McHale currently is a consultant to Broadband Edge Products, a division of Cisco Systems, Inc. Mr. McHale was a founder of NetSpeed, Inc. and served as its president, chief executive officer, and chairman of the Board from 1996 until its acquisition by Cisco Systems, Inc. in 1998. Before founding NetSpeed, Mr. McHale was a founder, chief executive officer, and chairman of the Board of Networth, Inc. from 1985 until its acquisition by Compaq Computer Corporation in 1995. Mr. McHale graduated from the University of Dayton in 1978 with a bachelor's degree in electrical engineering.

    SCOTT D. MILLER, co-founder of the Company, served as President, Chief Executive Officer and a director of the Company since its inception in 1982 until September 1995, when he relinquished his positions as President and Chief Executive Officer. Prior to joining the Company, Mr. Miller served as Regional Services Manager of Linear Corporation and National Sales Manager of Pavco Electronics. Mr. Miller also served in the U.S. Air Force.

    JOE HARDT, Chief Executive Officer and President, served as Chief Operating Officer of the Company from 1993 to September 1995, and has been Chief Executive Officer and a director since March 1995. In September 1995, Mr. Hardt was elected President of the Company, a position which included the duties of chief executive officer. Effective July 1, 1997, Mr. Hardt was formally elected the Chief Executive Officer of the Company. Prior to joining the Company, Mr. Hardt was an attorney in private practice in Dallas, Texas from 1980 to 1993. In 1986, he was one of the founding shareholders of Munsch Hardt Kopf Harr & Dinan, P.C. where he was a practicing attorney until 1993, and he served as the firm's President from April 1986 to April 1989. Mr. Hardt holds a B.A. in English from Centenary College of Louisiana and a J.D. from the University of Texas School of Law.

    PETER D. YORK, Vice Chairman of the Board, served as Senior Vice President for the Company 1992 until 1997, and has been a director since March 1995, and has served as Vice Chairman of the Board of Directors since July 2, 1997. Mr. York joined the Company in 1991 upon the acquisition by the Company of York Controls, Inc. Mr. York founded York Controls, Inc. in 1978 and served as its President and Chief Executive Officer until its acquisition by the Company. Mr. York attended Stanford University.

    HARVEY B. CASH has served as a director of the Company since March 1995. Mr. Cash has served as general or limited partner in various venture capital funds affiliated with InterWest Partners, a venture capital firm, since 1985. He is Chairman of the Board of Cyrix Corporation, a microprocessor company and currently serves on the Board of Directors of ProNet, Inc., a paging company; Aurora Electronics, Inc., a distributor of recycled integrated circuit boards and computer components; BenchMarq Microelectronics, Inc., a developer of chips and chipsets for portable electronic devices; CIENA Corporation, a manufacturer of telecommunications equipment, Heritage Media Corporation, an owner and operator of radio and television stations; and i2 Technologies, Inc., a provider of supply chain management software. Mr. Cash holds a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University. Mr. Cash also serves on the Board of Directors of several privately held companies that are involved in software development and supply related industries.

    J. OTIS WINTERS has served as a director of the Company since January 7, 1997. Mr. Winters was co-founder of Pate, Winters & Stone, Inc., a consulting firm in 1984. Since 1989 he has served as Chairman of that company. Mr. Winters also serves on the Board of Directors of NGC Corporation, an energy company, Walden Residential Properties, Inc., an apartment real estate investment trust, and Liberty Bancorp, Inc. a bank holding company, and serves as a director for a private retail company. A registered professional engineer, Mr. Winters holds an M.B.A. from the Harvard Business School and a B.S. and M.S. in petroleum engineering from Stanford University.

OTHER EXECUTIVE OFFICERS

    DAVID E. CHISUM, 43, has served as the Chief Financial Officer, Secretary, and Treasurer of the Company since May 31, 1996. Prior to joining the Company, Mr. Chisum served as Chief Financial Officer for Superior Air Parts, Inc., a manufacturer and distributor of replacement parts for piston-based aircraft, from January 1996 to May 1996, and he served as Vice President Planning & Business Development for Connectware, Inc., a wholly-owned subsidiary of AMP, Incorporated, a manufacturer of hardware and software products for the multi-media market, from January 1995 to January 1996. From 1984 to 1995, he served as Chief Financial Officer of Piper Industries of Texas, Inc., a manufacturer of plastic transport containers. Mr. Chisum holds a B.B.A. from Baylor University and was granted a CPA certificate by the State of Texas in 1978.

    TOM HITE, 37, has served as Vice President of Engineering and General Manager of the Consumer Division of the Company since March 10, 1997. Prior to joining the Company Mr. Hite served as Vice President, Chief Technology Officer of AnswerSoft, Inc. a global provider of business process automation solutions, from 1994 to 1997. From 1991 until 1994 Mr. Hite served as Manager of Software Development for Micrografx, Inc., a designer and developer of graphics software. Mr. Hite holds a B.S. and a Master of Science in Mechanical Engineering from the University of Iowa.

    RANDY RIEBE, 44, has served as Vice President and General Manager of the Enterprise Systems Division of the Company since May 1997. Prior to joining the Company, Mr. Riebe served as Vice President, Systems Integration Group of Fairview/AFX Incorporated from 1994 through 1997. From 1992 to 1994 Mr. Riebe served as Business Development Manager of Sound Advance Systems, a commercial loudspeaker manufacturer, and as Vice President of Sales for Ford Audio Video from 1983 through 1992. Mr. Riebe holds an education degree from the University of Central Oklahoma.

    The current directors, except for Mr. Winters and Mr. McHale, were initially elected pursuant to a Shareholders' Agreement (the "Shareholders' Agreement") entered into among the Company, several members of management and several venture capital funds in connection with an investment in the Company by the venture capital funds. The parties to the Shareholders' Agreement agreed to vote all shares owned by them for election of directors designated in accordance with the Shareholders' Agreement. Such arrangement terminated upon the consummation of the Company's initial public offering in November 1995.

    Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company's Board of Directors has seven seats with six directors to be elected at the annual meeting and one vacancy expected to be filled by the Board thereafter. The officers of the Company serve at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 30, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the executive officers of the Company named in the table under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise described above in "Vote Required," the Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

                                                                                         SHARES OF COMMON STOCK
                                                                                          BENEFICIALLY OWNED(1)
                                                                                      -----------------------------
                                                                                                     PERCENTAGE
5% BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS                                  NUMBER        OWNERSHIP
------------------------------------------------------------------------------------  ----------  -----------------
InterWest Partners(2) ..............................................................   1,036,900           12.2%
  13355 Noel Road
  Suite 1375, LB #65
  Dallas, Texas 75240

Harvey B. Cash(2) ..................................................................   1,049,400           12.4%
  c/o InterWest Partners
  13355 Noel Road
  Suite 1375, LB #65
  Dallas, Texas 75240

J. Otis Winters(3) .................................................................      10,000              *
  5956 Sherry Lane Suite 2001
  Dallas, Tx 75225

John F. McHale(4) ..................................................................     631,020            7.4%
  111 Congress Avenue, Suite 3000
  Austin, Tx 78701

Scott D. Miller ....................................................................   1,363,900           16.1%

Peter D. York(5) ...................................................................     647,984            7.6%

Joe Hardt(6) .......................................................................     547,266            6.5%

David E. Chisum(7) .................................................................      37,500              *

Tom Hite(8) ........................................................................      25,000              *

R. Randal Riebe(9) .................................................................       6,250              *

Thomas S. Roberts(10) ..............................................................      12,500              *
  c/o Summit Partners
  600 Atlantic Avenue, Suite 2800
  Boston, Massachusetts 02210-2227

All directors and executive officers as a group (ten persons)(2)(11)................   4,330,820           50.9%

------------------------

*   Less than 1%

 (1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as of June 30, 1999 defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a
     Schedule 13D or 13G filed with the Securities and Exchange Commission (the "SEC") by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of June 30, 1999 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address of Scott D. Miller and of each executive officer of the Company is as follows: c/o AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243.

 (2) Consists of 1,030,428 and 6,472 shares of Common Stock held of record by InterWest Partners V, L.P. and InterWest Investors V, respectively, both of which are part of an affiliated group of investment partnerships referred to, collectively, as InterWest Partners. InterWest Management Partners V, L.P. is the general partner of InterWest Partners V, L.P. and Harvey B. Cash is a general partner of InterWest Investors V and is a limited partner of InterWest Management Partners V, L.P. Harvey B. Cash is a director of the Company. Except to the extent of his pecuniary interest in the funds, Mr. Cash disclaims beneficial ownership of the 1,036,900 shares of Common Stock owned by InterWest Partners. The shares listed as being beneficially owned by Mr. Cash also include 12,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Cash under the Company's 1995 Director Stock Option Plan. After June 30, 1999 but prior to the date of the mailing of this Proxy Statement, InterWest Partners V, L.P., among other filers, notified the Company that it had filed a Schedule 13D/A to report the fact that as of the date of such filing InterWest Partners V and the other Reporting Persons set forth therein have ceased to be the beneficial owners of more than five percent of the Common Stock of the Company.

 (3) Represents 10,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Winters under the Company's 1995 Director Stock Option Plan.

 (4) Includes 7,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. McHale under the Company's 1995 Director Stock Option Plan.

 (5) Includes 164,864 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 1999.

 (6) Includes 372,266 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 1999.

 (7) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 1999.

 (8) Includes 25,000 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 1999.

 (9) Includes 6,250 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 1999.

 (10) Represents 12,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Roberts under the Company's 1995 Director Stock Option Plan. Mr. Roberts, who is a current director of the Company, has declined to stand for re-election to Board of Directors at the 1999 Annual Meeting.

 (11) Includes, in addition to an aggregate of 35,000 options granted to the outside directors of the Company, an aggregate of 585,880 shares of Common Stock issuable upon exercise of outstanding options granted to the current employee directors and executive officers of the Company that are presently exercisable or are exercisable within 60 days after June 30, 1999.

    The Shareholders' Agreement entered into in connection with an investment in the Company by several venture capital funds terminated by its own terms upon consummation of the Company's initial public offering; provided, however, that each shareholder who is a party to the Shareholders' Agreement continues to have the right to participate in any sales of Common Stock of the Company made by the other parties to the Shareholders' Agreement at the same price per share and on the same terms and conditions, other than sales of shares made pursuant to a registration statement or any sales made pursuant to Rule 144 or Rule 701 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The co-sale right described above, the exercise of which may result in a change of control of the Company, will terminate on the earlier of (i) March 30, 2005 or (ii) at such time as such venture capital funds own less than 30% of the Common Stock originally acquired by them.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the fiscal year ended March 31, 1999. In addition, the Board of Directors acted one time by telephonic meeting during the fiscal year ended March 31, 1999. During the fiscal year ended March 31, 1999, each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director.

    The Audit Committee, currently consisting of directors J. Otis Winters and Thomas S. Roberts, met four times during the last fiscal year. John F. McHale and Harvey B. Cash were each members of the Audit Committee until they resigned from such committee as of January 15, 1999. This Committee recommends engagement of the Company's independent auditors and reviews with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel.

    The Compensation Committee, currently consisting of directors J. Otis Winters and Harvey B. Cash, met twice during the last fiscal year. Thomas S. Roberts and John F. McHale were each members of the Compensation Committee until they resigned from such committee as of January 15, 1999. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1993 Stock Option Plan, the 1995 Stock Option Plan, the 1996 Employee Stock Purchase Plan and the 1999 Equity Incentive Plan, excluding, however, the 1995 Director Stock Option Plan.

BOARD COMPENSATION

    Currently, the Company's directors do not receive any compensation for serving on the Board of Directors or any Committees, but are reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any Committees. Generally, non-employee directors receive a fee of $1,000 per meeting of the Board of Directors.

    Generally, options to purchase 5,000 shares of Common Stock will be granted to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, immediately following the Company's annual meeting of shareholders each year, which commenced with the Company's Annual Meeting on August 16, 1996, each nonemployee director will be granted options to purchase 2,500 shares of Common Stock, which grant will be approved by the entire Board of Directors.

    During the fiscal year ended March 31, 1999, Mr. McHale, Mr. Winters and Mr. Miller received options to purchase 20,000 shares, 15,000 shares and 10,000 shares respectively, of the Common Stock. Such option grants represented both options ordinarily granted to directors under the 1995 Director Stock Option Plan, and options granted to directors in lieu of Board or Committee fees.

REPORT OF THE COMPENSATION COMMITTEE

    The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the fiscal year ended March 31, 1999. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

TO THE BOARD OF DIRECTORS:

    As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

    The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

    (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's compensation program are (i) annual base salaries, (ii) annual cash bonuses and (iii) equity incentives.

    (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by similar companies.

    (3) To provide an executive compensation program with incentives linked to the financial performance of the Company. Under such program, incentive compensation for executive officers is linked to the general financial performance of the Company as measured by such items as revenues and income from operations.

    BASE SALARIES. The annual base salaries for Joe Hardt, the Chief Executive Officer and President, and Tom Hite, Vice President of Engineering and General Manager of the Consumer Division of the Company, were paid pursuant to individual employment agreements that were entered into by the Company and such individuals in October, 1998 and were approved by the Compensation Committee. The Compensation Committee has reviewed the base salaries for all executive officers of the Company in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to upward adjustment on the basis of individual and corporate performance. The Compensation Committee has set new base salaries for those individuals for fiscal year 2000.

    ANNUAL AND OTHER BONUSES. As a result of the Company's performance, no bonuses were available or paid to the executive officers for the 1999 fiscal year. If paid in the future, such bonuses are based upon the achievement of specific performance targets. Such bonuses are designed to maximize the shareholder value.

    EQUITY INCENTIVES. Equity incentives, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants. Option awards generally vest in cumulative installments of 25% per year. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

    Equity and cash incentives are not limited to executive officers. Grants of stock options are made to employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for the fiscal year ended March 31, 1999 of the Chief Executive Officer of the Company principally consisted of a base salary and an annual bonus. Mr. Hardt's base salary was established by contract in October, 1998 which was approved by the Compensation Committee in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues. As a specific result of the Company's performance last year, no bonus was paid to Mr. Hardt. Mr. Hardt received other compensation in the fiscal year ended March 31, 1999 in the amount of $2,009 consisting of the Company's matching contributions under the Company's Retirement and Savings Plan (the "401(k) Plan"). In addition, Mr. Hardt was allocated $4,800, under the AMX Corporation Profit Sharing Plan (the "Profit Sharing Plan"), and was granted options to purchase 25,000 shares of the Common Stock at $8.75 per share during the fiscal year ended March 31, 1999.

                                          COMPENSATION COMMITTEE

                                          J. OTIS WINTERS

                                          HARVEY B. CASH

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Cash and Winters are the current members of the Compensation Committee. Messrs. Cash and Roberts served as members of the Compensation Committee until August 1997 when the Board appointed Mr. Winters to replace Mr. Cash. Mr. McHale was subsequently appointed to the Compensation Committee in October of 1997 upon his election to the Company's Board of Directors. Mr. McHale resigned from the Compensation Committee on January 15, 1999 in connection with his election as Chairman of the Board, and the Board appointed Mr. Cash to replace him. In addition, on January 15, 1999, Mr. Roberts also resigned as a member of the Compensation Committee.

    During the last fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    On January 15, 1999 Mr. McHale entered into a Subscription Agreement with the Company for the purchase of 623,520 shares of Common Stock, or approximately 7.4% of the total issued and outstanding voting securities of the Company, at $8.019 per share, or $5,000,007. The price per share of the Common Stock was equal to the average closing price of the Common Stock as quoted on The Nasdaq Stock Market for the last ten trading days, including the date of sale, prior to the sale of Common Stock to Mr. McHale. Upon consummation of the transaction contemplated by the Subscription Agreement, Mr. McHale resigned as a member of the Audit Committee and the Compensation Committee, and was elected by the Board of Directors as Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    XTG, Inc., one of the Company's dealers, is wholly owned by Scott D. Miller, one of the Company's directors. During the fiscal year ended March 31, 1999, XTG, Inc. purchased approximately $44,831 of products from the Company at the same prices charged to other dealers for similar items in similar quantities.

    On May 1, 1995, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 50,000 shares of Common Stock for an aggregate purchase price of $44,750 with $250 paid in cash and $44,500 paid to the Company by delivery of his promissory note in the original principal amount of $44,500 bearing interest at the rate of 7.5% per annum with all principal and interest due on May 1, 1998. As of June 1, 1998, the note and all accrued interest thereon had been paid in full.

    On July 2, 1996, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on July 2, 1999. As of March 31, 1999, principal in the amount of $22,125, together with interest thereon of $4,563, remained outstanding.

    On January 2, 1997, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on January 2, 2000. As of March 31, 1999, principal in the amount of $22,125, together with interest thereon of $4,010, remained outstanding.

    On January 2, 1998, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on January 2, 2000. As of March 31, 1999, principal in the amount of $22,125, together with interest thereon of $2,074, remained outstanding.

    On September 1, 1998, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 8.25% per annum with all principal and interest due on January 2, 2000. As of March 31, 1999, principal in the amount of $22,125, together with interest thereon of $1,065, remained outstanding.

    On January 14, 1999, David Chisum, Chief Financial Officer, Secretary and Treasurer of the Company, exercised an option to acquire 12,500 shares of Common Stock for an aggregate purchase price of $71,875 with $125 paid in cash and $71,750 paid to the Company by delivery of a promissory note to the Company in the original principal amount of $71,750, bearing interest at 8.25% per annum with all principal and interest due on January 14, 2002. As of March 31, 1999, principal in the amount of $71,750, together with interest thereon of $1,233, remained outstanding.

    On June 15, 1995, Peter D. York, Vice Chairman of the Board, Senior Vice President, Secretary and a director of the Company, executed a promissory note to the Company in the original principal amount of $77,298, bearing interest at 7.5% per annum with all principal and interest due on June 15, 1997. As of June 1, 1998, the note and all accrued interest thereon had been paid in full.

    In August 1995, the Company, together with several individual shareholders (including two former employees of the Company), organized PHAST Corporation ("PHAST"). PHAST has its principal place of business in Salt Lake City, Utah and has been organized to design, manufacture, market, and distribute automation control systems and products for the residential market. At time of formation, the Company owned 51% of the outstanding capital stock of PHAST. In August 1996, Scott D. Miller, one of the Company's directors, acquired 14,750 shares of preferred stock of PHAST for an aggregate purchase price of $1,475,000 (all of which was paid to PHAST on or before December 31, 1996) and acquired 7,322 shares of the common stock of PHAST (representing 29% of the outstanding common shares) for an aggregate purchase price of $25,000. In connection therewith, in March 1997, Mr. Miller granted an option to the Company, commencing on April 1, 1997, and expiring on March 31, 1998, to acquire all of Mr. Miller's preferred and common stock in PHAST for an aggregate price of $2.5 million, subject to an independent appraisal of at least an equal value. Subsequently, on July 7, 1997, Mr. Miller and the Company entered into separate agreement pursuant to which the Company purchased Mr. Miller's 7,322 shares of common stock in PHAST. The aggregate purchase price was $25,000 in cash. The Company also granted Mr. Miller the right to require the Company to purchase his 14,750 shares of preferred stock in PHAST for a per share purchase price of $100 (which is the liquidation preference of the preferred stock), or an aggregate purchase price of $1,475,000, plus accrued but unpaid dividends, at any time from April 1, 1998 through March 31, 1999. In connection therewith, the option granted to the Company in March 1997 to purchase such preferred stock from Mr. Miller was terminated. On May 12, 1998, the Company secured a $1.5 million loan from a financial institution, the proceeds of which were used to pay Mr. Miller $1,475,000 to redeem the outstanding preferred stock of PHAST Corporation held by Mr. Miller. The Company acquired 20% of the issued and outstanding shares of common stock of PHAST from the shareholders of PHAST (which did not include Mr. Miller) for $1,978,664, consisting of 350,814 shares of its common stock and a de minimis amount of cash, on October 14, 1998.

    On January 15, 1999 John F. McHale, the Company's Chairman of the Board, entered into a Subscription Agreement with the Company for the purchase of 623,520 shares of Common Stock, or approximately 7.4% of the total issued and outstanding voting securities of the Company, at $8.019 per share, or $5,000,007. The price per share of the Common Stock was equal to the average closing price of the Common Stock as quoted on The Nasdaq Stock Market for the last ten trading days, including the date of sale, prior to the sale of Common Stock to Mr. McHale. Upon consummation of the transaction contemplated by the Subscription Agreement, Mr. McHale resigned as a member of the Audit Committee and the Compensation Committee, and was elected by the Board of Directors as Chairman of the Board.

    On March 30, 1999 the Company entered into a Stock Purchase Agreement with Summit Ventures III, L.P., Summit Subordinated Debt Fund, L.P., and Summit Investors II, L.P. (collectively the "Summit Partners") for the purchase by the Company of a total of 496,476 shares of Common Stock from the Summit Partners. The purchase price for the Common Stock purchased by the Company was $9.00 per share payable at closing. The agreement provided, however, that the purchase price would increase if certain conditions were met prior to June 30, 1999. No condition or event accrued prior to or on June 30, 1999 which required the payment of any additional purchase price to the Summit Partners.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on an investment of $100 on November 16, 1995 (the date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Composite Index"), and (iii) the Total Return Index of the Nasdaq Stock Market-- Electronic Components. The values with each investment as of the date of the Company's initial public offering are based on share price appreciation and the reinvestment of dividends.

    The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                                    [Graph]

    The graph above assumes $100 invested on November 16, 1995 (the date of the Company's initial public offering), and was plotted using the following data:

                                                                                      NASDAQ
                                                                                    ELECTRONIC
                                                             AMX      NASDAQ US       COMP.
                                                          ---------  -----------  --------------
11/16/95................................................  $  100.00   $  100.00     $   100.00
12/31/95................................................  $  100.00   $  100.86     $    89.94
03/29/96................................................  $  101.43   $  105.56     $    89.38
06/28/96................................................  $   90.00   $  114.18     $   102.11
09/30/96................................................  $   74.29   $  118.24     $   123.76
12/31/96................................................  $   67.14   $  124.05     $   155.54
03/31/97................................................  $   80.00   $  117.33     $   156.76
06/30/97................................................  $   65.71   $  138.83     $   167.55
09/30/97................................................  $   91.43   $  162.32     $   217.59
12/31/97................................................  $   65.71   $  152.26     $   163.09
03/31/98................................................  $  100.00   $  178.19     $   179.37
06/30/98................................................  $   86.43   $  182.67     $   166.81
09/30/98................................................  $   71.43   $  165.01     $   173.36
12/31/98................................................  $   85.71   $  214.11     $   252.09
03/31/99................................................  $  105.71   $  239.33     $   262.56
06/30/99................................................  $  160.72   $  261.63     $   299.19

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table summarizes information with respect to the compensation of the Company's President and Chief Executive Officer and the other most highly compensated executive officers of the Company (the "Executive Group"), whose total compensation exceeded $100,000 during the fiscal year ended March 31, 1999.

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                -----------------
                                                         ANNUAL COMPENSATION        NUMBER OF
                                                                                   SECURITIES
                                                        ----------------------     UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY(1)     BONUS         OPTIONS         COMPENSATION(2)
-----------------------------------------  -----------  -----------  ---------  -----------------  -------------------
Joe Hardt................................        1999    $ 194,350   $      --         25,000           $   6,809
  Chief Executive Officer                        1998      193,201      75,000             --              10,705
  and President                                  1997      175,365          --             --              11,724

Peter D. York............................        1999    $ 180,900   $      --             --           $   6,629
  Vice Chairman of the Board                     1998      188,164          --             --              10,621
                                                 1997      178,872          --             --              11,797

David E. Chisum..........................        1999    $ 125,520   $      --         25,000           $   5,635
  Chief Financial Officer                        1998      124,802      20,000         15,000               6,983
                                                 1997       89,580(3)        --        25,000(3)              297

Tom Hite.................................        1999    $ 130,433   $      --             --           $     580
  Vice President--Engineering                    1998      133,556      20,000             --                  --
  General Manager of the                         1997        5,000(4)        --        50,000                  --
  Consumer Division
  CEO--PHAST Corporation

R. Randal Riebe..........................        1999    $ 120,650   $      --             --                  --
  Vice President and General                     1998       84,776      12,500             --                  --
  Manager of the Enterprise
  Systems Division

------------------------

(1) Base salaries determined under the terms of the October, 1998 employment agreements, as amended, for Messrs. Hardt and Hite. See "Employment Agreements" below.

(2) Represents the amounts of matching contributions and allocations made by the Company for participating officers under the 401(k) Plan (which was established in January 1995) and the Profit Sharing Plan (which was established in 1989). For fiscal 1999, the Company (a) made matching contributions under the 401(k) Plan of $2,009 for Joe Hardt, $1,829 for Peter York, $1,259 for David Chisum, and $580 for Tom Hite, and (b) allocated $4,800 under the Profit Sharing Plan to the accounts of each of Messrs. Hardt, Hite and York, and $4,376 for Mr. Chisum.

(3) Represents the portion of Mr. Chisum's $110,000 annual salary for the fiscal year ended March 31, 1997 since his employment commenced in May 1996. Mr. Chisum was granted options to acquire 25,000 shares of common stock at an exercise price of $5.75 per share in July 1996.

(4) Represents the portion of Mr. Hite's $130,000 annual salary for the fiscal year ended March 31, 1997 since his employment commenced in March 1997. Mr. Hite was granted options to acquire 50,000 shares of common stock at an exercise price of $6.50 per share in March 1997.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information on stock options granted to the Executive Group during the fiscal year ended March 31, 1999.

                                                                                               POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                               --------------------------------------------------------------    ANNUAL RATES OF
                                 NUMBER OF                                                         STOCK PRICE
                                SECURITIES     PERCENT OF TOTAL                                  APPRECIATION FOR
                                UNDERLYING    OPTIONS GRANTED TO     PER SHARE                    OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN FISCAL    EXERCISE     EXPIRATION   --------------------
NAME:                           GRANTED(1)           YEAR              PRICE         DATE         5%         10%
-----------------------------  -------------  -------------------  -------------  -----------  ---------  ---------
Joe Hardt....................       25,000                 5%        $    8.75     4/01/2008   $ 137,571  $ 348,631

David E. Chisum..............       25,000                 5%        $    8.75     4/01/2008   $ 137,571  $ 348,631

------------------------

(1) 25% of such options granted are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) The dollar amounts under these columns represent the realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% assumed annual rates of compounded stock price appreciation mandated by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on many factors, including the future financial performance of the Company and overall market conditions, and there can be no assurance provided to the Executive Group or any other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% or 10% levels or at any other defined level.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following options were exercised during the fiscal year ended March 31, 1999, by the Executive Group:

                                                                          NUMBER OF SHARES UNDERLYING
                                                                          UNEXERCISED OPTIONS AT MARCH
                                                   SHARES                           31, 1999
                                                 ACQUIRED ON    VALUE    ------------------------------
NAME:                                             EXERCISE     REALIZED  EXERCISABLE(1)   UNEXERCISABLE
-----------------------------------------------  -----------   --------  --------------   -------------
Joe Hardt......................................    25,000      $118,250     372,266          18,750
Peter D. York..................................        --           --      164,864              --
David E. Chisum................................    12,500       32,813       10,000          42,500
Tom Hite.......................................        --           --       25,000          25,000
R. Randal Riebe................................        --           --        6,250          18,750


                                                  VALUE OF UNEXERCISED IN-
                                                 THE-MONEY OPTIONS AT MARCH
                                                         31, 1999(2)
                                                 ---------------------------
NAME:                                            EXERCISABLE   UNEXERCISABLE
-----------------------------------------------  -----------   -------------
Joe Hardt......................................  $2,852,969        9,375
Peter D. York..................................   1,203,224           --
David E. Chisum................................      15,538       90,363
Tom Hite.......................................      68,750       68,750
R. Randal Riebe................................      17,188       51,563

------------------------------

(1) 25% of such options are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) Based on the fair market value of the Common Stock of $9.25 per share as reported on the Nasdaq National Market on March 31, 1999.

EMPLOYMENT AGREEMENTS

    In March 1995, the Company entered into employment agreements, which were subsequently amended, with Scott D. Miller, Joe Hardt and Peter D. York, all of which expired on March 31, 1998 and have not been renewed.

    In October 1998, the Company entered into employment agreements with each of Joe Hardt and Tom Hite (the "Employment Agreements"). The following is a summary of the principal terms of the Employment Agreements. Each Employment Agreement is for an initial term of three years. In general, the Company may terminate each of Messrs. Hardt's and Hite's employment for "cause," death or "disability," or "without cause," and each of Messrs. Hardt and Hite may terminate employment for "good reason." Pursuant to the Employment Agreements, Mr. Hardt has agreed to serve as President and Chief Executive Officer of the Company and Mr. Hite has agreed to serve as Vice President-Engineering of the Company and as President and Chief Executive Officer of its subsidiary, PHAST Corporation. Each of Messrs. Hardt and Hite will receive an annual base salary of $200,000 and $150,000, respectively, subject to review on an annual basis by the Compensation Committee of the Board of Directors (provided that such base salary may not be decreased). The Employment Agreements provide that the employee shall be eligible to participate in such bonus plan as may be approved by the Compensation Committee of the Board of Directors and permits the employee to participate in any and all benefit plans and incentive plans maintained by or on behalf of the Company. In addition, the Employment Agreements provide for certain payments and benefits in the event that the employee is terminated without cause or due to death or permanent disability.

    The Employment Agreements also generally provide that the employee will keep confidential certain non-public information regarding the Company and further provides that, during the employee's employment and for two years following termination of the Employment Agreements, the employee, will not, subject to certain exceptions, engage or have a financial interest in any business located anywhere in the restricted area which competes with the Company or any affiliate of the Company. The restricted territory under the Employment Agreements is the entire world. The employee further agrees under the Employment Agreements that during the restricted period he will not solicit or otherwise contact any of the Company's or its affiliates' customers, distributors, dealers or representatives.

INDEBTEDNESS OF MANAGEMENT

    See "Certain Relationships and Related Transactions" above.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1999, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

         PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY
                TO CHANGE THE NAME OF THE COMPANY TO PANJA INC.
                                    (ITEM 2)

    The Board of Directors proposes and recommends to the shareholders that they approve an amendment to the Company's Articles of Incorporation to change the Company's name from "AMX Corporation" to "Panja Inc." The Board unanimously approved such an amendment and the submission of such an amendment to the Company's shareholders.

    The proposal to change the name of the Company to Panja Inc. is part of the Company's strategy to reposition itself as a provider of "Internet infrastructure" products, specifically hardware and software products intended to extend the communication and control capabilities of the internet to non-PC devices such as touchpads and other display devices manufactured by the Company. If the name change is approved, the Company intends to continue marketing certain of its products under the "AMX" and "PHAST" names (provided that any such marketing may be discontinued at any time).

    The shareholders' approval of this proposal to amend the Company's Articles of Incorporation to change the name of the Company includes granting the officers of the Company and each of them acting alone the authority to take all such further actions as may be required to effectuate such change, including, but not limited to, the filing of formal Articles of Amendment to the Articles of Incorporation on behalf of the Company with the Secretary of State of the State of Texas.

    The affirmative vote of the holders of a majority of the Company's Common Stock issued and outstanding as of the Record Date will be required to authorize and approve of the proposal to amend the Company's Articles of Incorporation to change the Company's name from "AMX Corporation" to "Panja Inc."

    The change of name will become effective upon the filing of an amendment to the Company's Articles of Incorporation which states that, upon the filing of Articles of Amendment to the Articles of Incorporation of the Company, the name of the Company will be Panja Inc.

    The Board of Directors recommends voting "FOR" this proposal.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

    The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 2000. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended March 31, 1993.

    The affirmative vote of the holders of a majority of the Company's Common Stock entitled to vote and represented in person or by proxy at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

    Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

    The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, TO EACH SHAREHOLDER UPON WRITTEN REQUEST TO DAVID E. CHISUM, AMX CORPORATION, 11995 FORESTGATE DRIVE, DALLAS, TEXAS 75243.

                                          By Order Of The Board of Directors
                                          David E. Chisum
                                          SECRETARY

                                AMX CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             1999 ANNUAL MEETING OF SHAREHOLDERS--SEPTEMBER 3, 1999

    The undersigned shareholder(s) of AMX Corporation, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints John F. McHale and Joe Hardt, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMX Corporation to be held at the offices of Munsch Hardt Kopf & Harr, P.C., 1445 Ross Ave., 38th Floor, Dallas, Texas at 10:00 a.m. on September 3, 1999, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth below:

1.         ELECTION OF DIRECTORS:        / /  FOR all nominees listed  / /  WITHHOLD AUTHORITY to
                                              below (except as              vote for all nominees
                                              indicated)                    listed below.

 (IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                       NOMINEE'S NAME BELOW)

           Scott D. Miller,              Joe Hardt,                    Peter D. York,
           John F. McHale                Harvey B. Cash,               J. Otis Winters

2.         PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE
           COMPANY TO PANJA INC.

           / / FOR                       / / AGAINST                   / / ABSTAIN

3.         PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF
           THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

           / / FOR                       / / AGAINST                   / / ABSTAIN

4.         IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK THIS BOX: / /

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                          ______________________________________

                                                        Signature

                                          Signature (to be signed if shares are
                                          held by joint tenants as Community
                                          Property.)

                                          ______________________________________

                                                   Title if applicable

                                           Dated: ________________________, 1999

                                          This proxy should be dated and signed
                                          by the shareholder(s) exactly as his
                                          or her name appears thereon and
                                          returned promptly in the enclosed
                                          envelope. Persons signing in a
                                          fiduciary capacity should so indicate.
                                          If shares are held by joint tenants as
                                          community property, both should sign.